UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2013, InspireMD, Inc. (the “Company”), entered into an exchange and amendment agreement (the “Agreement”) with the holders (the “Holders”) of the Company’s outstanding senior secured convertible debentures due April 15, 2014 (the “Debentures”). Pursuant to the Agreement, simultaneously with the closing of the Company’s underwritten public offering (the “Offering”) of its shares of common stock (“Common Stock”) and in full satisfaction of the Company’s obligations under the Debentures, the Company agreed with the Holders to:

•	repay $8,787,234 of the outstanding indebtedness evidenced by the Debentures;
•	issue such number of shares of Common Stock as a redemption payment for the remaining indebtedness evidenced by the Debentures equal to the quotient of (i) the remaining amount due under the Debentures (after deducting the payment of $8,787,234 and any accrued and unpaid interest on the Debentures) divided by (ii) the price per share at which the Common Stock is sold in the Offering (based on the offering price of $2.00 per share, the Company will issue 2,159,574 shares of Common Stock to the Holders in full satisfaction of the Company’s obligations to the Holders);
•	issue five year warrants to purchase an aggregate of 659,091 shares of Common Stock for $3.00 per share (the “$3.00 Warrant”);
•	amend the securities purchase agreement pursuant to which the Debentures were originally issued to prohibit the Company from issuing securities containing anti-dilution protective provisions; and
•	amend the Company’s outstanding April 2012 $7.20 Warrants that were issued to the Holders simultaneously with the issuance of the Debentures to (i) eliminate the automatic incorporation of the terms of any of the Company’s securities that are superior to those of the holders of the warrants, except with respect to exercise price and warrant coverage and (ii) provide that upon a fundamental transaction, the holders of such warrants will have the right to cause the Company to repurchase the unexercised portion of such warrants at their Black-Scholes value on the date of such fundamental transaction, payable in shares of Common Stock, rather than in cash as was previously provided.

The Company’s obligations under the Agreement are conditioned on (i) the closing of the Offering on or before April 16, 2013, (ii) the Company’s receipt of gross proceeds of at least $20,000,000 in the Offering, and (iii) a Common Stock per share purchase price of at least $2.00 per share in the offering. Upon the Company’s satisfaction of the previously described obligations to the Holders, the Company’s obligations under the Debentures will be deemed satisfied in full and all liens held by the Holders of such securities will be discharged.

On April 15, 2013, the Company and the Holders entered into a letter agreement (the “Letter Agreement”) amending certain terms of the $3.00 Warrant (such amended $3.00 Warrant, the “Amended $3.00 Warrant”) to correspond to the revised terms of the Company’s April 2012 $7.20 Warrants.

The foregoing summaries of the Agreement, the $3.00 Warrant, the Letter Agreement and the Amended $3.00 Warrant are not complete, and are qualified in their entirety by reference to the full text of the Agreement the $3.00 Warrant, the Letter Agreement and the Amended $3.00 Warrant. Readers should review the Agreement, the $3.00 Warrant, the Letter Agreement and the Amended $3.00 Warrant for a more complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Exchange and Amendment Agreement, dated as of April 9, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014 (incorporated by reference to Exhibit 10.75 to Current Report on Form S-1/A filed with the Securities and Exchange Commission on April 9, 2013)
10.2	Form of $3.00 Warrant (incorporated by reference to Exhibit 10.76 to Current Report on Form S-1/A filed with the Securities and Exchange Commission on April 9, 2013)
10.3	Letter Agreement, dated as of April 15, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014
10.4	Form of Amended $3.00 Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: April 15, 2013	By:	/s/ Craig Shore
Name: Craig Shore Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Exchange and Amendment Agreement, dated as of April 9, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014 (incorporated by reference to Exhibit 10.75 to Current Report on Form S-1/A filed with the Securities and Exchange Commission on April 9, 2013)
10.2	Form of $3.00 Warrant (incorporated by reference to Exhibit 10.76 to Current Report on Form S-1/A filed with the Securities and Exchange Commission on April 9, 2013)
10.3	Letter Agreement, dated as of April 15, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014
10.4	Form of Amended $3.00 Warrant